UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2018

PennyMac Financial Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38727	83-1098934
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3043 Townsgate Road, Westlake Village, California		91361
(Address of principal executive offices)		(Zip Code)

(818) 224‑7442

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Employment Agreements

On December 28, 2018, PennyMac Financial Services, Inc. (the “Company”) and Private National Mortgage Acceptance Company, LLC (“PNMAC”), its wholly-owned subsidiary, entered into employment agreements with each of Stanford L. Kurland (the “Kurland Agreement”), David A. Spector (the “Spector Agreement”) and Doug Jones (the “Jones Agreement”) for terms commencing on January 1, 2019 and expiring on December 31, 2022.

Pursuant to the Kurland Agreement, Mr. Kurland shall continue to serve as the Executive Chairman of the Board of Directors (the “Board”) through December 31, 2019, and, beginning on January 1, 2020 and continuing through the end of the term, shall serve as the Non-Executive Chairman of the Board of the Company, assuming he is re-elected to that post through the end of such term. Mr. Spector shall continue to serve as a member of the Board and as the President and Chief Executive Officer of the Company and PNMAC throughout the term of the Spector Agreement.  Mr. Jones shall continue to serve as Senior Managing Director and Chief Mortgage Banking Officer of the Company and PNMAC throughout the term of the Jones Agreement.

The other material terms of the Kurland Agreement, the Spector Agreement and the Jones Agreement are described in Item 5.02 of this report.

Item 1.02 Termination of a Material Definitive Agreement.

In connection with entering into the new employment agreements with Mr. Kurland and Mr. Spector as described in Item 1.01 of this report, the prior employment agreements with such executives were terminated, effective as of December 31, 2018. The prior employment agreements were scheduled to expire on December 31, 2018.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreements

As described in Item 1.01 of this report, the Company and PNMAC entered into employment agreements with Mr. Kurland, Mr. Spector and Mr. Jones, each of which has a four-year term.

Base Salary and Incentive Compensation

Pursuant to the Kurland Agreement, Mr. Kurland shall receive an annual base salary of $900,000 from January 1, 2019 through and including December 31, 2019. During that time, Mr. Kurland also shall be entitled to receive cash and equity incentive compensation, with such compensation awarded at levels based on annual performance targets determined by the Board and the compensation committee of the Board. From January 1, 2020 and for so long as Mr. Kurland remains on the Board as Non-Executive Chairman, Mr. Kurland shall be entitled to receive (i) annual director fees in cash in amount equal to 2.5 times the annual director fees of the highest paid non-employee Board member, and (ii) annual equity awards in an amount equal to 2.5 times the amount granted to any other non-employee Board member.

During the term of the Spector Agreement, Mr. Spector shall receive an annual base salary of no less than $900,000, which amount shall increase to $1,000,000 on January 1, 2020.  During the term of the Jones Agreement, Mr. Jones shall receive an annual base salary of no less than $550,000, which amount shall increase to $600,000 on January 1, 2020. During the terms of their employment agreements, each of Mr. Spector and Mr. Jones also shall be entitled to receive annual cash and equity incentive compensation, with such compensation awarded at levels based on annual performance targets determined by the Board and the compensation committee of the Board.

All equity awards are granted pursuant to the PennyMac Financial Services, Inc. 2013 Equity Incentive Plan (the “2013 Plan”) and subject to vesting requirements as specified in the relevant award agreement.

Other Benefits

The employment agreements provide for the annual accrual of forty days of paid time off for Mr. Kurland and twenty days of paid time off for Mr. Spector and Mr. Jones, in each case at the executive’s regular base pay rate during each year of the term. The agreements also provide for medical benefits, reimbursement for expenses related to tax advice and financial counseling not to exceed $25,000, an automobile allowance of up to $1,500 per month for Mr. Kurland and Mr. Spector, reimbursement of reasonable business expenses, and participation in such other benefits programs as are provided to the Company’s executives generally.

Payments Upon Specified Termination Events

Pursuant to the employment agreements, upon a termination due to death or disability, a termination by the Company other than for cause (as defined in the employment agreement), a termination by the executive for good reason (as defined in the employment agreement),  or a termination as a result of  change of control (as defined in the 2013 Plan),  in addition to any other amounts required by law to be paid to him, the executive would be entitled to any cash bonus earned but unpaid for the year prior to the year in which the termination date occurs and the pro rata portion of any cash bonus earned but unpaid for the year during which the termination date occurs. In any such termination event, any unvested equity awards granted pursuant to the 2013 Plan shall vest immediately. The Company will also generally reimburse the executive or his estate for any amounts paid by him or his estate for coverage of him and his family under the Company’s group health medical benefits plan pursuant to the Consolidated Omnibus Budget Reconciliation Act, or COBRA, for as long as the executive or his family is eligible to receive such benefits under COBRA. Upon a termination due to death, the executive’s estate will also receive a continuing payment of executive’s annual base salary as of the termination date for a period of six months following such termination.

Upon a termination of Mr. Spector’s or Mr. Jones’ employment as a result of a change of control or by the Company other than for cause, or upon a termination by Mr. Spector or Mr. Jones for good reason, the executive shall also receive a severance payment equal to two years of executive’s annual base salary plus two years of executive’s cash incentive compensation (based on the average cash incentive bonus received in the most recent two years), with such amounts to be paid in 24 monthly installments. Upon termination of Mr. Spector’s or Mr. Jones’ employment by the Company or PNMAC for cause, the executive shall receive his annual base salary through the termination date, any accrued but unused paid time off and reimbursement of any unreimbursed incurred expenses.

Consulting Services

Upon the expiration of the term of the Kurland Agreement or upon a termination of Mr. Kurland’s employment by the Company other than for cause or a termination by Mr. Kurland for good reason, Mr. Kurland shall serve as a consultant to the Company for an 18-month period commencing on the termination date. During the consulting period, the executive will receive a consulting fee of $1.5 million, with approximately $1 million paid in 18 monthly installments and the remainder paid upon the completion of the consulting period; provided, however, that such compensation will cease if the executive engages in services for a business that competes with the Company.

Upon the expiration of the term of the Spector Agreement, Mr. Spector shall serve as a consultant to the Company for an 18-month period commencing on the termination date. During the consulting period, Mr. Spector will receive a consulting fee of $1.5 million, with approximately $1 million paid in 18 monthly installments and the remainder paid upon the completion of the consulting period; provided, however, that such compensation will cease if the executive engages in services for a business that competes with the Company.

Upon the expiration of the term of the Jones Agreement, Mr. Jones shall serve as a consultant to the Company for an 18-month period commencing on the termination date. During the consulting period, Mr. Jones will receive a consulting fee of $1 million, with approximately $750,000 paid in 18 monthly installments and the remainder paid upon the completion of the consulting period; provided, however, that such compensation will cease if the executive engages in services for a business that competes with the Company.

The foregoing descriptions of the Kurland Agreement, the Spector Agreement and the Jones Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements, which have been filed with this Current Report on Form 8-K as Exhibits 10.1, 10.2 and 10.3, respectively.

Item 9.01    Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

10.1	Employment Agreement, dated December 28, 2018, among Stanford L. Kurland, Private National Mortgage Acceptance Company, LLC and PennyMac Financial Services, Inc.
10.2	Employment Agreement, dated December 28, 2018, among David A. Spector, Private National Mortgage Acceptance Company, LLC and PennyMac Financial Services, Inc.
10.3	Employment Agreement, dated December 28, 2018, among Doug Jones, Private National Mortgage Acceptance Company, LLC and PennyMac Financial Services, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNYMAC FINANCIAL SERVICES, INC.

Dated: December 31, 2018	/s/ Andrew S. Chang
Andrew S. Chang Senior Managing Director and Chief Financial Officer